Exhibit 13.1
Certification by the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Maxeon Solar Technologies, Ltd. (the “Company”) on Form 20-F for the fiscal year ended January 1, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Mulligan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 7, 2023

By:	/s/ William Mulligan
Name:	William Mulligan
Title:	Director and Chief Executive Officer